Exhibit 107
CALCULATION OF FILING FEE TABLES
FORM S-3
(Form Type)

WHITESTONE REIT
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(1) (2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Fees to Be Paid	Equity	Common shares, $0.001 par value per share	—	—	—	—	—	—
	Equity	Preferred shares, $0.001 par value per share	—	—	—	—	—	—
	Equity	Depositary Shares(3)	—	—		—	—	—
	Equity	Subscription Rights	—	—	—	—	—	—
	Unallocated (Universal) Shelf	—	Rule 457(o)			$500,000,000	$0.0000927	$46,350
	Total Offering Amounts					$500,000,000	$0.0000927	$46,350
	Total Fees Previously Paid							–
	Total Fees Offsets					$500,000,000		$46,350(5)
	Net Fee Due							$0.00(5)

(1)    The amount of securities to be registered hereby is not specified as to each class of securities pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, which together shall have a maximum offering price not to exceed $500,000,000.
(2)    The registrant will determine the proposed maximum offering price per share from time to time in connection with, and at the time of, the issuance of the securities registered hereunder. Securities registered hereby may be offered for U.S. dollars or foreign currencies or currency units and may be sold separately or together in units with other securities registered hereby.
(3)    Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share or multiple preferred shares and will be evidenced by a depositary receipt.
(4)    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(5)    As set forth in Table 2 below, the registrant previously paid $93,375 in registration fees in connection with the $750,000,000 of securities previously registered under the Registrant’s registration statement on Form S-3 (File No. 333-225007) (the “Prior S-3”), which was initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 17, 2018, and declared effective by the Commission on May 15, 2019. Of the $750,000,000 of securities registered on the Prior S-3, $669,320,351 of the securities remain unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $46,350, which represents a portion of the registration fee relating to the unsold securities (which totals $83,331) previously paid in connection with the Prior S-3. Accordingly, no registration fee is due upon the filing of this Registration Statement.

Exhibit 107
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Whitestone REIT	S-3	333-225007	May 17, 2018	—	Equity	Unallocated (Universal Shelf)	(5)	(5)	$669,320,351	—
Fee Offset Sources	Whitestone REIT	S-3	333-225007	—	May 17, 2018	—	—	—	—	—	$46,350